UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2015

EMULEX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-31353	51-0300558
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3333 Susan Street

Costa Mesa, California 92626

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (714) 662-5600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On February 25, 2015, Emulex Corporation, a Delaware corporation (the “Company”), Avago Technologies Wireless (U.S.A.) Manufacturing Inc., a Delaware corporation (“Parent”) and Emerald Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Purchaser”), entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”). Pursuant to the Merger Agreement, and upon the terms and subject to the conditions described therein, Purchaser has agreed to commence a tender offer (the “Offer”) as promptly as reasonably practicable, and in any event by March 18, 2015, for all of the Company’s outstanding shares of common stock, par value $0.10 per share (the “Shares”), at a purchase price per Share of $8.00 (the “Offer Price”), without interest and subject to any applicable withholding taxes.

The obligation of Purchaser to consummate the Offer is subject to the condition that there be validly tendered in accordance with the terms of the Offer and not properly withdrawn prior to the expiration date of the Offer that number of Shares that constitutes a majority of all of the Shares then outstanding, calculated on a fully diluted basis on the date of purchase. The consummation of the Offer is also subject to the satisfaction of other customary conditions, including the expiration of the applicable waiting or notification period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (HSR Act), the absence of a material adverse effect with respect to the Company and other customary conditions. The consummation of the Offer is not subject to a financing condition. Following the completion of the Offer, and subject to the terms and conditions of the Merger Agreement, Purchaser will be merged with and into the Company, with the Company surviving as a wholly owned subsidiary of Parent (the “Merger”).

The board of directors of the Company (the “Company Board”) has unanimously (1) determined that the transactions contemplated by the Merger Agreement, including each of the Offer and the Merger, are fair to and in the best interests of the Company and its stockholders, (2) approved and declared advisable the Merger Agreement and the transactions contemplated by the Merger Agreement, including each of the Offer and the Merger, and (3) resolved to recommend that the stockholders of the Company accept the Offer, tender their Shares to Purchaser pursuant to the Offer and, to the extent applicable, approve and adopt the Merger Agreement and the Merger.

At the effective time of the Merger, by virtue of the Merger and without any action on the part of the Purchaser, Company or the holders of any Shares, each Share issued and outstanding immediately prior to such effective time (other than Shares that are (1) held in the treasury of the Company, (2) owned of record by Parent or any of its subsidiaries, including Purchaser or (3) by any stockholders who properly demand appraisal rights in connection with the Merger) will be converted into the right to receive cash in an amount equal to the Offer Price, without interest and subject to any applicable withholding taxes.

If Purchaser acquires at least 90% of the outstanding Shares following consummation of the Offer, then the Company and Purchaser will complete the Merger through the procedures available under Section 253 of the General Corporation Law of the State of Delaware (“DGCL”) without a meeting of the stockholders of the Company. In the event that the Merger cannot be effected pursuant to Section 253 of the DGCL, then the Company and Purchaser will complete the Merger through the procedures available under Section 251(h) of the DGCL without a meeting of the stockholders of the Company.

The Merger Agreement contains representations, warranties and covenants customary for a transaction of this nature. Among other things, the Company has agreed to operate its business in the ordinary course of business consistent with past practice until the effective time of the Merger. In addition, under the terms of the Merger Agreement, the Company agrees not to solicit or support any alternative acquisition proposals, subject to customary exceptions for the Company to respond to and support unsolicited proposals in the exercise of the fiduciary duties of the Board of Directors. The Company is obligated to pay a $19.5 million termination fee to Parent in connection with certain circumstances.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K, is incorporated herein by reference and is not intended to modify or supplement any factual disclosures about the Company, Parent or Purchaser in any public reports filed with the United States Securities and Exchange Commission by the Company or Parent. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company. In particular, the assertions embodied in the representations, warranties and covenants contained in the Merger Agreement were made only for the purposes of the Merger Agreement, were solely for the benefit of the parties to the Merger Agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by information in confidential disclosure schedules provided by the Company in connection with the signing of the Merger Agreement. These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk between the Company, Parent and Purchaser, rather than establishing matters of fact. Accordingly, the representations and warranties in the Merger Agreement may not constitute the actual state of facts about the Company, Parent or Purchaser. The representations and warranties set forth in the Merger Agreement may also be subject to a contractual standard of materiality different from that generally applicable to investors under federal securities laws. Therefore, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding the parties or their respective businesses.

Tender and Support Agreement

On February 25, 2015, in connection with the execution and delivery of the Merger Agreement, Parent and Purchaser entered into a Tender and Support Agreement (the “Support Agreement”) with certain of the Company’s directors and executive officers (the “Signing Stockholders”). The Signing Stockholders owned of record or beneficially in the aggregate 2.5% of the fully diluted Shares as of February 25, 2015. On the terms and subject to the conditions set forth in the Support Agreement, each Signing Stockholders has agreed, among other things, to: (1) tender in the Offer the Shares owned or issued to or otherwise acquired by a Signing Stockholder before the termination of the Support Agreement (the “Subject Shares”) as promptly as practicable, but in no event later than ten business days, after the commencement of the Offer, and (2) at any meeting of the Company stockholders held while the Support Agreement is in effect, or in connection with any written consent of the stockholders of the Company or in any other circumstances upon which a vote, consent or other approval of all or some of the stockholders of the Company is sought, vote all the Subject Shares of the Signing Stockholder (i) in favor of approval and/or adoption of the Merger Agreement and the transactions contemplated thereby or any other transaction pursuant to which Parent proposes to acquire the Company (whether by tender offer or merger) in which the stockholders of the Company would receive aggregate cash consideration per Share equal to or greater than the cash consideration to be received by such stockholders in the Offer and the Merger and approval of any proposal to adjourn or postpone the meeting to a later date, if there are not sufficient votes for the approval of the Merger Agreement or such other transaction on the date on which such meeting is held; (ii) against any action or agreement which is intended to impede, delay, postpone, interfere with, nullify or prevent, in each case in any material respect, the Offer or the Merger, any alternative proposal made by a third party to acquire 15% or more of the assets or shares of the Company and any action in furtherance of any alternative acquisition proposal, or any action, proposal, transaction or agreement that would reasonably be expected to result in the failure of the occurrence of any condition to consummation of the Offer set forth in the Merger Agreement or result in a breach of any covenant, representation or warranty or any other obligation or agreement of such Signing Stockholder under the Support Agreement; and/or (iii) in favor of any other matter necessary for consummation of the transactions contemplated by the Merger Agreement, which is considered at any such meeting of the Company’s stockholders. The Signing Stockholders executed the Support Agreement solely in their capacities as stockholders of the Company, and the Support Agreement does not affect their rights to act or fail to act in the exercise of their fiduciary duties.

Item 8.01.	Other Events

While the Merger Agreement contemplates the possible need to seek foreign regulatory approvals, we have now determined that no such approvals are required and, accordingly, the only regulatory approval that is required as a condition to closing is the expiration or termination of the waiting period under the HSR Act.

Important Information

The Offer described in this Current Report on Form 8-K has not yet commenced, and this Current Report on Form 8-K is neither an offer to purchase nor a solicitation of an offer to sell securities. On the commencement date of the Offer, a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and related documents, will be filed with the SEC by Avago Technologies Limited, Parent and Purchaser. The Offer to purchase Shares will only be made pursuant to the offer to purchase, the letter of transmittal and related documents filed as a part of the Schedule TO. In addition, the Company will file with the SEC a solicitation/recommendation statement on Schedule 14D-9 with respect to the offer. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ BOTH THE TENDER OFFER STATEMENT AND THE SOLICITATION/RECOMMENDATION STATEMENT REGARDING THE OFFER, AS THEY MAY BE AMENDED FROM TIME TO TIME, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of these statements (when available) and other documents filed with the SEC at the website maintained by the SEC at www.sec.gov or by directing such requests to Investor Relations of the applicable company.

Forward-Looking Statements

This current report on Form 8-K contains forward-looking statements based on current expectations that involve a number of risks and uncertainties. Forward-looking statements may be typically identified by such words as “may,” “will,” “could,” “should,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,” and other similar expressions among others. These forward-looking statements are subject to known and unknown risks and uncertainties that could cause our actual results to differ materially from the expectations expressed in the forward-looking statements. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, any or all of such forward-looking statements may prove to be incorrect. Consequently, no forward-looking statements may be guaranteed and there can be no assurance that the actual results or developments anticipated by such forward looking statements will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, the Company or its business or operations.

Factors which could cause actual results to differ from those projected or contemplated in any such forward-looking statements include, but are not limited to, the following factors: (1) the risk that the conditions to the closing of the transaction are not satisfied, including the risk that Parent may not receive a sufficient number of shares tendered from the Company’s stockholders or required regulatory approvals to complete the tender offer; (2) litigation relating to the transaction; (3) uncertainties as to the timing of the consummation of the transaction and the ability of Parent and the Company to consummate the transaction; (4) risks that the proposed transaction disrupts the current plans and operations of the

Company; (5) the ability of the Company to retain and hire key personnel; (6) competitive responses to the proposed transaction; (7) unexpected costs, charges or expenses resulting from the transaction; (8) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the transaction; and (9) legislative, regulatory and economic developments. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors included in the Company’s most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K filed with the SEC. The Company can give no assurance that the conditions to the transaction will be satisfied. The Company has no intent or obligation to publicly update or revise any of these forward looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated February 25, 2015, by and among Avago Technologies Wireless (U.S.A.) Manufacturing Inc., Emerald Merger Sub, Inc., and Emulex Corporation.

99.1	Tender and Support Agreement, dated February 25, 2015, by and among Avago Technologies Wireless (U.S.A.) Manufacturing Inc., Emerald Merger Sub, Inc., and each of the Persons set forth on Schedule A thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMULEX CORPORATION

Date: February 26, 2015	BY:	/s/ Jeffrey W. Benck
Jeffrey W. Benck
President and Chief Executive Officer

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